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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the inclusion in this registration statement of First Industrial Realty Trust, Inc. and First Industrial, L.P. on Amendment No. 1 to Form S-3 (File No. 333-43641) of our reports dated February 12, 1997 on our audits of the financial statements and the financial statement schedule of First Industrial, L.P. (the "Operating Partnership") as of December 31, 1996 and 1995, and for the years ended December 31, 1996 and 1995 and for the six months ended December 31, 1994, and the combined financial statements of the Contributing Businesses for the six months ended June 30, 1994, and of the combined financial statements of the Other Real Estate Partnerships as of December 31, 1996 and 1995, and for the years ended December 31, 1996 and 1995 and for the six months ended December 31, 1994, and the incorporation by reference in the registration statement of First Industrial Realty Trust, Inc. and First Industrial, L.P. on Amendment No. 1 to Form S-3 (File No. 333-43641) of our report dated February 12, 1997, on our audits of the consolidated financial statements and the financial statement schedule of First Industrial Realty Trust,Inc. (the "Company") as of December 31, 1996 and 1995, and for the years ended December 31, 1996 and 1995 and for the six months ended December 31, 1994 and the combined financial statements of the Contributing Businesses for the six months ended June 30, 1994, which is included in the 1996 Annual Report on Form 10-K, and our report dated February 11, 1997 on our audit of the combined historical statement of revenues and certain expenses of the Acquisition Properties for the year ended December 31, 1996 which is included in the Company's Current Report on Form 8-K filed February 12, 1997, and our report dated March 26, 1997 on our audit of the combined historical statement of revenues and certain expenses of the Lazarus Burman Properties for the year ended December 31, 1996 which is included in the Company's Current Report on Form 8-K filed February 12, 1997 as amended by
Form 8-K/A No. 1 filed April 10, 1997, and our report dated July 30, 1997 on our audit of the combined historical statement of revenues and certain expenses of the Punia Acquisition Properties for the year ended December 31, 1996 which is included in the Company's and the Operating Partnership's Current Report on Form 8-K filed July 15, 1997 as amended by Form 8-K/A No. 1 filed September 4, 1997, and our report dated October 13, 1997 on our audit of the combined historical statement of revenues and certain expenses of the 1997 Acquisition I Properties for the year ended December 31, 1996 which is included in the Company's and the Operating Partnership's Current Report on Form 8-K filed July 15, 1997 as amended by Form 8-K/A No. 2 filed October 16, 1997, and our reports dated October 16, 1997, October 20, 1997 and October 27, 1997 on our audit of each of the combined historical statement of revenues and certain expenses of the Sealy Acquisition Properties, the 1997 Acquisition III Properties, and the Pacifica Acquisition Properties, respectively, for the year ended December 31, 1996 which are included in the Company's and the Operating Partnership's Current Report on Form 8-K filed November 14, 1997, and our reports dated December 30, 1997, January 9, 1998 and January 9, 1998 on our audit of each of the combined historical statement of revenues and certain expenses of the 1997 Acquisition V Properties, the 1997 Acquisition VI Properties, and the 1997 Acquisition VII Properties, respectively, for the year ended December 31, 1996 which are included in the Company's and the Operating Partnership's Current Report on Form 8-K filed December 23, 1997 as amended by Form 8-K/A No. I filed January 22, 1998. We also consent to the reference to our firm under the caption "Experts."

                                                        COOPERS & LYBRAND L.L.P.


Chicago, Illinois
January 23, 1998